Exhibit 5.1

October 5, 2016

DTE Energy Company
One Energy Plaza
Detroit, Michigan 48226

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3, as amended (the “Registration Statement”), filed by DTE Energy Company, a Michigan corporation (the “Company”), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (a) shares of common stock, without par value (the “Common Stock”), of the Company; (b) debt securities of the Company, which may be convertible into shares of Common Stock or exchangeable into other securities; and (c) stock purchase contracts and stock purchase units.

I, as Associate General Counsel of the Company, in conjunction with an attorney or attorneys under my general supervision, have examined (i) the Amended and Restated Indenture dated as of April 9, 2001, as amended, supplemented or modified from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Indenture”), and (ii) the Purchase Contract and Pledge Agreement, dated as of October 5, 2016, between the Company and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent, collateral agent, custodial agent and securities intermediary (the “Purchase Contract Agreement”), pursuant to which the Company issued on the date hereof 13,500,000 of its Corporate Units, initially consisting of 13,500,000 of the Company’s corporate units (the “Corporate Units”), with each Corporate Unit consisting of a contract to purchase shares (the “Purchase Contracts”) of the Company’s common stock, without par value (the “Common Stock”), and, initially, a 5% undivided beneficial ownership interest in a 2016 Series C 1.50% Remarketable Senior Note due 2024 (“Debt Securities”) under the Indenture.

In addition, we have examined such certificates, instruments and documents and reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, I have assumed, without independent verification, that: (i) all signatures are genuine; (ii) all documents submitted to me as originals are authentic; and (iii) all documents submitted to me as copies conform to the originals of such documents. My review has been limited to examining the documents and applicable law.

Based upon the foregoing examination and review, it is my opinion that:

1. The Debt Securities are legally issued, valid, and binding obligations of the Company, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other laws affecting creditors’ rights and remedies generally and general principles of equity and to concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought.

2. The Corporate Units are legally issued, valid, and binding obligations of the Company, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other laws affecting creditors’ rights and remedies

Exhibit 5.1

generally and general principles of equity and to concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought.
3. The Purchase Contracts are valid and binding obligations of the Company, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other laws affecting creditors’ rights and remedies generally and general principles of equity and to concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought.

4. The Common Stock issuable pursuant to the Purchase Contracts, when issued and delivered by the Company against payment therefor in accordance with the provisions of the Purchase Contract Agreement will be validly issued, fully paid and non assessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to me under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. I do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to my attention.

Very truly yours,

/s/ Patrick B. Carey
Associate General Counsel
DTE Energy Company